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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ________________________

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                            ________________________



         Date of Report (Date of Earliest Event Reported): July 30, 2004

                             THE DIRECTV GROUP, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


             0-26035                                  52-1106564
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     (Commission File Number)            (I.R.S. Employer Identification No.)

                           2250 EAST IMPERIAL HIGHWAY
                          EL SEGUNDO, CALIFORNIA 90245
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               (Address of Principal Executive offices) (Zip Code)
                                 (310) 964-0808
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               (Registrant's Telephone Number, Including Area Code

                                 NOT APPLICABLE
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          (Former Name or Former Address, if changed Since Last Report)
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
ITEM 5.    OTHER EVENTS.

           On July 30, 2004, DIRECTV, Inc. ("DIRECTV"), Pegasus Satellite Television, Inc. ("PST"), Golden Sky Systems, Inc. ("Golden Sky") and other certain affiliated entities (together with PST and Golden Sky, collectively, "Pegasus") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") pursuant to which DIRECTV has agreed to purchase the primary direct broadcast satellite assets of Pegasus, including rights to all DIRECTV subscribers activated through Pegasus. DIRECTV will pay $875 million in cash, subject to certain adjustments. The payment reflects full satisfaction and the dismissal of all claims between the parties, including the $63 million judgment returned in May by the U.S. District Court for the Central District of California in favor of DIRECTV. Taking into account this judgment, the agggregate purchase price is approximately $938 million. The financial obligations of DIRECTV under the Asset Purchase Agreement are guaranteed by The DIRECTV Group, Inc. ("DIRECTV Group"). On August 2, 2004, DIRECTV Group issued a Press Release announcing the transaction. A copy of the Press Release is attached hereto.

           DIRECTV and PST also entered into a Cooperation Agreement (the "Cooperation Agreement), pursuant to which DIRECTV and Pegasus will work together to ensure, upon closing of the transaction, an orderly migration of subscribers to DIRECTV.

           In addition, Pegasus Satellite Communications, Inc., Pegasus Communications Corporation, Pegasus, DIRECTV, DIRECTV Group, National Rural Telecommunications Cooperative, the statutory Creditors' Committee appointed in Pegasus' Chapter 11 cases (the "Creditors' Committee") and certain other parties entered into a Global Settlement Agreement pursuant to which such parties have mutually agreed to release substantially all claims, including the judgment entered in May in favor of DIRECTV against Pegasus, all as provided therein (the "Global Settlement Agreement").

           On August 3, 2004, Pegasus filed a motion with the U.S. Bankruptcy Court in Portland, Maine, seeking approval of the transactions provided for in the Asset Purchase Agreement, the Settlement Agreement and the Cooperation Agreement.

           The closing of the transaction is subject to the approval of the U.S. Bankruptcy Court and to other closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The transactions are currently expected to be completed within four to six weeks.

           The foregoing discussions of the Asset Purchase Agreement, the Global Settlement Agreement and the Cooperation Agreement are qualified in their entirety by reference to the Asset Purchase Agreement, the Global Settlement Agreement and the Cooperation Agreement, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and each is incorporated herein by reference.


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
ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

         Exhibit No.                     Exhibit
         -----------                     -------

          10.1 Asset Purchase Agreement, dated as of July 30, 2004, by and among Pegasus Satellite Television, Inc., Golden Sky Systems, Inc., and each other entity listed as a "Seller" on the signature pages thereto, DIRECTV, Inc., and, solely for purposes of Section 12.12 thereof, The DIRECTV Group, Inc.

          10.2 Cooperation Agreement, dated as of July 30, 2004, by and among Pegasus Satellite Television, Inc. (on its own behalf and on behalf of its direct and indirect subsidiaries that are listed as a "Seller" on the signature pages to the Asset Purchase Agreement), and DIRECTV, Inc.

          10.3 Global Settlement Agreement, dated as of July 30, 2004, by and among Pegasus Satellite Communications, Inc., Pegasus Communications Corporation, DIRECTV, Inc., National Rural Telecommunications Cooperative, the creditors' committee in Pegasus' Chapter 11 proceedings and certain other parties.

          99.1      Press Release dated August 2, 2004.


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
                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                THE DIRECTV GROUP, INC.


Date:   August 3, 2004          By:   /s/ Larry D. Hunter
                                     -------------------------------------------
                                      Name:   Larry D. Hunter
                                      Title:  Executive Vice President, General
                                              Counsel and Secretary









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
                                  EXHIBIT INDEX


     Exhibit No.                          Exhibit
     -----------                          -------


          10.1 Asset Purchase Agreement, dated as of July 30, 2004, by and among Pegasus Satellite Television, Inc., Golden Sky Systems, Inc., and each other entity listed as a "Seller" on the signature pages thereto, DIRECTV, Inc., and, solely for purposes of Section 12.12 thereof, The DIRECTV Group, Inc.

          10.2 Cooperation Agreement, dated as of July 30, 2004, by and among Pegasus Satellite Television, Inc. (on its own behalf and on behalf of its direct and indirect subsidiaries that are listed as a "Seller" on the signature pages to the Asset Purchase Agreement), and DIRECTV, Inc.

          10.3 Global Settlement Agreement, dated as of July 30, 2004, by and among Pegasus Satellite Communications, Inc., Pegasus Communications Corporation, DIRECTV, Inc., National Rural Telecommunications Cooperative, the creditors' committee in Pegasus' Chapter 11 proceedings and certain other parties.

          99.1      Press Release dated August 2, 2004.





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